UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 25, 2012

PREMIER HOLDING CORP.

(Name of small business issuer specified in its charter)

Nevada	000-53824	88-0344135
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

32 Journey, #250, Aliso Viejo, CA 92656

(Address of principal executive offices)

(former name or former address, if changed since last report)

(888) 766-8311

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

ITEM 1.01 Entry into a Material Definitive Agreement

On July 25, 2012, Premier Holding Corp. (the “Company” or “PRHL”) entered into an Asset Purchase Agreement (the “Agreement”) with Active ES Lighting Controls, Inc. (“AES”) whereby the Company acquired AES's intellectual property including patents, trademarks and website. The Company 's wholly owned subsidiary, WEPOWER Ecolutions Inc. ("WEPOWER"), an energy service company (ESCO) and integrator of clean energy solutions, had previously been a distributor and marketer for AES. With this acquisition, the Company and its WEPOWER subsidiary now have the ability to fully leverage these assets through the Company's new plan for licensing, marketing, sales and global distribution strategies. The acquired AES patents include technologies that are some of the most energy-efficient lighting control products within the energy efficiency industry, providing reliable, cost-effective solutions, with a typical 25 percent energy lighting savings. Such technologies include the Active ES E-Series(TM) (energy management modules for commercial and industrial buildings and lighted outdoor media signage), Active ES LiteHawk(TM) (energy saving lighting controls for strings of street lights and parking lot lights) and Active ES LiteOwl(TM) (energy saving lighting controls for an individual street light with a standard photocell). In connection with the Agreement, WEPOWER engaged Larry Young, AES’s President, under an eighteen month Consulting Agreement, to advise WEPOWER on the sales, marketing, manufacturing, continued technical development, and international licensing of the technology acquired by the Company from AES, in addition to the sales, marketing and promotion of the entire portfolio of the WEPOWER’s green products and services. Under the Consulting Agreement, Mr. Young will receive $5,000 per month for his part time consulting services and may earn commissions under WEPOWER’s sales commission plan.

ITEM 2.01 Completion of Acquisition or Disposition of Assets

As discussed above in Item 1.01, the Company completed the Asset Purchase Agreement (the “Agreement”) with Active ES Lighting Controls, Inc. (“AES”) whereby the Company acquired AES's intellectual property including patents, trademarks and website. The Company paid AES $30,000, plus 750,000 shares of the Company’s common stock for the assets. The Company has an obligation to pay $15,000 on or before December 15, 2012 under the Agreement. Moreover, the Company has an obligation to issue up to 875,000 additional shares of common stock to AES during the next 18 months that is contingent upon the volume weighted average price (“VWAP”) of the Company’s common stock between December 26, 2012 and December 25, 2013. The financial statements required by this item will be filed by amendment not later than 71 calendar days after this report.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINICIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On July 29, 2012, Premier Holding Corp. (the “Company”) appointed Woodrow W. Clark II, M.A. Ph.D. to the board of directors.

Dr. Clark, a long-time advocate for the environment and renewable energy, is an internationally recognized author, lecturer, public speaker and advisor specializing in sustainable communities. Dr. Clark was one of the contributing scientists to the work of the United Nations Intergovernmental Panel on Climate Change (UNIPCC) which as an organization was awarded the Nobel Peace Prize in December 2007.

In 2004, he founded, and now manages, Clark Strategic Partners (CSP), an environmental and renewable energy consulting firm using his political-economic expertise in order to guide, advice and implements public and private clients worldwide – specifically on sustainable smart green communities of all kinds ranging from colleges and universities to shopping malls, office buildings and film studios

Dr. Clarks’ five books and 50+ peer-reviewed articles reflect that concern for global sustainable communities. His last book is Global Energy Innovations (Praeger Press, November 2011) that concerns the “green industrial revolution” (GIR). He explains his work as being the solutions to climate change through public policy, science and technologies, economics and finance. Clark also teaches graduate courses in these areas throughout the USA and internationally. Currently, Clark is Academic Specialist, UCLA Provost Office and Cross-Disciplinary Scholars in Science and Technology.

Prior to launching CSP, Dr. Clark was Senior Advisor on Renewable Energy, Emerging Technologies, and Finance to California Governor Gray Davis from 2000-2003. Before that from 1999-2000, he was a Visiting Professor of Science, Technology and Entrepreneurship at Aalborg University, Denmark, where he was a Fulbright Fellow in 1994. Dr. Clark was the Manager of Strategic Planning for Technology Transfer at Lawrence Livermore National Laboratory (LLNL) for the University of California and U.S. Department of Energy, during the 1990s. In 1980, he founded a mass media company in San Francisco, CA, Clark Communications, specializing in the production and distribution of documentary and educational films focused on “social issues” such as “sexual harassment”, “health issues” and older workers along with other topics including books from dramatic current events.

Dr. Clark earned three masters’ degrees from different universities in Illinois and his Ph.D. at University of California, Berkeley. He lives with his wife, and their 4 year-old son in Southern California.

The Company granted a stock option to Dr. Clark that allows him to purchase 75,000 shares of the Company’s common stock at $.25 per share on or before June 30, 2014 and can be exercised for cash or upon standard “cashless exercise” terms. Further, the Company’s wholly owned subsidiary, WEPOWER Ecolutions Inc., ("WEPOWER") entered a one year Consulting Agreement with Dr. Clark via Clark Strategic Partners that envisions payment of fees to Dr. Clark for speaking engagements. Dr. Clark may earn up to $20,000 in speaking engagement fees from WEPOWER during the next 12 months. Further, Dr. Clark may receive commissions on sales of products and service by WEPOWER to its commercial customers.

During the past ten years, Dr. Clark has not been involved in any legal proceedings that are material to an evaluation of his ability or integrity under Item 401(f) of Regulation S-K.

ITEM 9.01 Financial Statements and Exhibits

(a)(3) The financial statements required by this item will be filed by amendment not later than 71 calendar days after this report.

(d) Exhibits

No.	Title

10.1	Asset Purchase Agreement dated July 25, 2012 between Premier Holding Corp. and Active ES Lighting Controls, Inc.

10.2	Intellectual Property Assignment Agreement dated July 25, 2012 between Premier Holding Corp. and Active ES Lighting Controls, Inc.

10.3	Domain Names and Email Account Assignment dated July 25, 2012 between Premier Holding Corp. and Active ES Lighting Controls, Inc.

10.4	Consulting Agreement dated July 25, 2012 between Larry Young and WEPOWER ECOLUTIONS, INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER HOLDING CORP.

	By:	/s/ Kevin B. Donovan
Kevin B. Donovan
Chief Executive Officer and President
Date: July 31, 2012